Exhibit 99.1

Freescale Semiconductor Announces Second Quarter 2011 Results

Continued sequential improvement in revenue and gross margin

AUSTIN, Texas--(BUSINESS WIRE)--July 20, 2011--Freescale Semiconductor Holdings I, Ltd. (NYSE:FSL) today announced financial results for the second quarter ended July 1, 2011. Highlights include:

GAAP Results

  Net sales of $1.22 billion
  Gross margin of 42.3%
  Operating earnings of $31 million
  Loss per share of $.79

Non-GAAP Results*

  Adjusted gross margin of 45.6%
  Adjusted operating earnings of $216 million
  Adjusted earnings per share of $.33

“Our second quarter results continue the trend of sales and margin improvement, both sequentially and year over year,” said Rich Beyer, chairman and CEO. “We saw growth in all of our core businesses and continued to solidify our leadership positions with design win momentum.”

Second Quarter Highlights

Net sales for the second quarter of 2011 were $1.22 billion, compared to $1.19 billion in the first quarter of 2011 and $1.11 billion in the second quarter last year. Revenues grew 2.4 percent sequentially and 10 percent compared to the prior year.

Income from operations for the three months ended July 1, 2011 was $31 million, compared to a loss of $3 million in the first quarter of 2011 and a loss of $18 million in the second quarter of 2010.

The net loss for the second quarter of 2011 was $168 million, or $.79 per share, compared to a loss of $148 million, or $.75 per share, in the first quarter of 2011 and a loss of $538 million, or $2.73 per share, in the same period last year. The net loss for the second quarter included charges of $121 million associated with the completion of the company’s initial public offering in May 2011, debt extinguishment and certain costs related to the closure of our Sendai, Japan facility.

Adjusted operating earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended July 1, 2011, were $216 million compared to earnings of $201 million in the first quarter of 2011 and $136 million in the second quarter of 2010.

Adjusted net earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended July 1, 2011, were $70 million, or $.33 per share, compared to earnings of $57 million, or $.29 per share, in the first quarter of 2011 and a loss of $10 million, or $.05 per share, in the second quarter of 2010.

Descriptions of adjusted gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted operating earnings (loss) and adjusted net earnings (loss) and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the second quarter of 2011 were as follows:

  Microcontroller net sales were $430 million, compared to $424 million in the first quarter of 2011 and $387 million in the second quarter of 2010.
  RF, Analog and Sensor net sales were $315 million, compared to $290 million in the first quarter of 2011 and $254 million in the second quarter of 2010.
  Networking and Multimedia net sales were $312 million, compared to $303 million in the first quarter of 2011 and $303 million in the second quarter of 2010.
  Cellular net sales were $122 million, compared to $138 million in the first quarter of 2011 and $133 million in the second quarter of 2010.
  Other net sales were $44 million, compared to $39 million in the first quarter of 2011 and $31 million in the second quarter of 2010.

Other Second Quarter Financial Information

  Capital Expenditures for the second quarter of 2011 were $37 million;
  Cash and Cash Equivalents at July 1, 2011 were $805 million;
  EBITDA* for the second quarter was $292 million; and
  Adjusted EBITDA* for the latest twelve months ending July 1, 2011 was $1.30 billion.

(*Adjusted for various items as indicated and defined in Note 1 to the Consolidated Financial Information attached to this press release.)

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 3.30 p.m. Central Daylight Time on July 20, 2011. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K/A and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance than GAAP measures alone. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor (NYSE:FSL) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial and networking markets. The company is based in Austin, Texas, and has design, research and development, manufacturing and sales operations around the world. www.freescale.com

Freescale™ and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2011.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions)	July 1,	April 1,	July 2,
	2011	2011	2010

Net sales	$1,223	$1,194	$1,108
Cost of sales	706	710	693
Gross margin	517	484	415
Selling, general and administrative	137	131	128
Research and development	207	202	190
Amortization expense for acquired intangible assets	63	63	121
Reorganization of business and other	79	91	(6)
Operating earnings (loss)	31	(3)	(18)
Loss on extinguishment or modification of long-term debt, net	(42)	-	(361)
Other expense, net	(151)	(148)	(154)
Loss before income taxes	(162)	(151)	(533)
Income tax expense (benefit)	6	(3)	5
Net loss	$(168)	$(148)	$(538)

Loss per common share:
Basic	($0.79)	($0.75)	($2.73)
Diluted	($0.79)	($0.75)	($2.73)

Weighted average common shares outstanding:
Basic	213	197	197
Diluted	215	197	197

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions)	July 1,	April 1,	July 2,
	2011	2011	2010

Adjusted gross margin	$558	$532	$453
Incremental depreciation expense (a)(g)	41	48	38
Gross margin	$517	$484	$415

Adjusted operating earnings	$216	$201	$136
Incremental depreciation expense (a)(g)	43	50	39
Amortization expense for acquired intangible assets (a)	63	63	121
Reorganization of business and other (f)	79	91	(6)
Operating earnings (loss)	$31	$(3)	$(18)

Adjusted net earnings (loss)	$70	$57	$(10)
Purchase price accounting impact (a)	106	108	157
Non-cash share-based compensation expense (b)	6	7	7
Fair value adjustment on interest rate and commodity derivatives (c)	3	-	5
Deferred and non-current tax benefit (d)	2	(6)	1
Loss on extinguishment or modification of long-term debt, net (e)	42	-	361
Reorganization of business and other (f)	79	91	(6)
Other (g)	-	5	3
Net loss	$(168)	$(148)	$(538)

Adjusted net earnings (loss) per common share:
Basic	$0.33	$0.29	($0.05)
Diluted	$0.33	$0.29	($0.05)

Weighted average common shares outstanding:
Basic	213	197	197
Diluted	215	197	197

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	July 1,	April 1,	July 2,
	2011	2011	2010

Microcontroller (1)	$430	$424	$387
Networking and Multimedia (2)	312	303	303
RF, Analog and Sensors (3)	315	290	254
Cellular (4)	122	138	133
Other (5)	44	39	31
	$1,223	$1,194	$1,108

(1) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(2) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division, Digital Home Operation and the Multimedia Applications Division.

(3) RF, Analog & Sensors incorporates the technologies of our RF, analog power management and sensing solutions.

(4) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(5) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous items.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	July 1,	April 1,	July 2,
	2011	2011	2010
ASSETS
Cash and cash equivalents	$805	$1,035	$1,064
Restricted cash	887	-	-
Accounts receivable, net	473	474	470
Inventory, net	748	742	636
Other current assets	263	267	295
Total current assets	3,176	2,518	2,465

Property, plant and equipment, net	875	976	1,196
Intangible assets, net	188	253	535
Other assets, net	344	350	326
Total assets	$4,583	$4,097	$4,522

LIABILITIES AND SHAREHOLDERS' DEFICIT
Notes payable and current portion of long-term debt and capital lease obligations	$869	$34	$67
Accounts payable	405	400	409
Accrued liabilities and other	573	616	485
Total current liabilities	1,847	1,050	961

Long-term debt	6,593	7,575	7,633
Other liabilities	544	548	605

Shareholders' deficit	(4,401)	(5,076)	(4,677)
Total liabilities and shareholders' deficit	$4,583	$4,097	$4,522

Freescale Semiconductor Holdings I, Ltd.
Cash Flow Summary
(Unaudited)

	Three months ended
(in millions)	July 1,	April 1,	July 2,
	2011	2011	2010

Cash flows from operations	$1	$25	$120

Cash flows from investing activities	$7	$(38)	$(74)

Cash flows from financing activities	$(245)	$(9)	$(153)

Effect of exchange rate change on cash and cash equivalents	$7	$14	$(20)

Freescale Semiconductor Holdings I, Ltd.
EBITDA and Adjusted EBITDA Reconciliations
(Unaudited)

	Three Months Ended
(in millions)	July 1,	April 1,	July 2,
	2011	2011	2010

EBITDA excluding the effects of other items	$292	$287	$229
Fair value adjustment on interest rate and commodity derivatives (c)	3	-	6
Loss on extinguishment or modification of long-term debt, net (e)	42	-	361
Reorganization of business and other (f)	79	91	(6)
EBITDA	168	196	(132)
Depreciation	97	114	119
Amortization*	83	84	136
Interest expense, net	150	149	146
Income tax expense (benefit)	6	(3)	5
Net loss	$(168)	$(148)	$(538)

(in millions)	Twelve months ended July 1, 2011

Net loss	$(574)
Interest expense, net	590
Income tax benefit	(23)
Depreciation and amortization expense*	888
Non-cash share-based compensation expense (b)	28
Fair value adjustment on interest rate and commodity derivatives (c)	6
Loss on extinguishment or modification of long-term debt, net (e)	51
Reorganization of business and other (f)	175
Cost savings (h)	120
Other terms (i)	40
Adjusted EBITDA	$1,301

*Excludes amortization of debt issuance costs, which are included in interest expense, net.

NOTES TO THE CONSOLIDATED FINANCIAL INFORMATION

Summary of Key Reconciling Items

(a) Includes the effects of purchase price accounting relating to our acquisition by a consortium of investors in 2006 and our acquisition of SigmaTel, Inc. in 2008, including, as applicable, depreciation expense associated with the property, plant and equipment step up to fair value and amortization expense for acquired intangible assets related to developed technology and tradenames/trademarks.

(b) Reflects non-cash, share-based compensation expense under the provisions of ASC Topic 718, "Compensation - Stock Compensation.”

(c) Reflects the change in fair value of our interest rate and commodity derivatives which are not designated as cash flow hedges under the provisions of ASC Topic 815, "Derivatives and Hedging.”

(d) Adjustments to reflect cash income tax expense.

(e) Reflects losses on extinguishments and modifications of our long-term debt, net.

(f) Reflects losses related to our reorganization of business programs and other charges.

(g) Includes the acceleration of depreciation relating to the closure of certain of our 150mm manufacturing facilities.

(h) Reflects costs savings that we expect to achieve from initiatives commenced prior to December 31, 2009 under our reorganization of business programs that are in process or have already been completed.

(i) Reflects adjustments required by our debt instruments, including management fees payable to our Sponsors, relocation expenses and other items.

Note 1

Effective January 1, 2011, in order to more accurately reflect the expected useful lives of certain property, plant and equipment assets, we extended the estimated useful lives of certain of our probe, assembly and test equipment. As a result, depreciation expense in accordance with generally accepted accounting principles in the United States (U.S. GAAP) and in association with cost of sales and research and development was reduced by $16 million and $2 million, respectively, during the three month periods ended July 1, 2011 and April 1, 2011.

Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, and reorganization of businesses and other charges. Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under U.S. GAAP. Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin and operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures. A reconciliation of adjusted gross margin to gross margin and adjusted operating earnings (loss) to operating earnings (loss), the most directly comparable U.S. GAAP measures, has been included in the preceding tables.

Adjusted net earnings (loss) is net earnings (loss), adjusted for certain items that we believe are not indicative of the performance of our ongoing operations. We present adjusted net earnings (loss) as a supplemental performance measure. We believe adjusted net earnings (loss) is helpful to an understanding of our business and provides a means of evaluating our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar items will not recur or that our future results will be unaffected by other items that we consider to be outside the ordinary course of our business. Because adjusted net earnings (loss) facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use adjusted net earnings (loss) for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating the effectiveness of our operational strategies. Adjusted net earnings (loss) has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net earnings (loss) only supplementally. A reconciliation of adjusted net earnings (loss) to net earnings (loss), the most directly comparable U.S. GAAP performance measure, has been included in the preceding tables.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of other items because we use such information to supplementally evaluate the underlying performance of the Company. EBITDA excluding the effects of other items does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Adjusted EBITDA as shown in the preceding tables is calculated in accordance with the indentures governing Freescale Semiconductor, Inc.’s existing notes and senior credit facilities. Adjusted EBITDA is net earnings (loss) adjusted for certain non-cash and other items that are included in net earnings (loss). Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios under the indentures and the senior credit facilities based on Adjusted EBITDA calculated for the most recent four fiscal quarters. Accordingly, we believe it is useful to provide the calculation of Adjusted EBITDA to investors for purposes of determining our ability to engage in these activities. Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The calculation of Adjusted EBITDA in the indentures and the senior credit facilities allows us to add back certain charges that are deducted in calculating net earnings (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. We do not report Adjusted EBITDA on a quarterly basis. In addition, the measure can be disproportionately affected by quarterly fluctuations in our operating results, and it may not be comparable to the measure for any subsequent quarter, four-quarter period or any complete fiscal year. A reconciliation of net earnings (loss), which is a U.S. GAAP measure of our operating results, to Adjusted EBITDA, calculated as described above, has been included in the preceding tables.

CONTACT:
Freescale Semiconductor
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com